Exhibit 99.1

GlyEco Reports Results for Full Year Ended December 31, 2018

GlyEco Completes the Sale of Consumer Segment Assets

Industrial Segment Posts 11% Revenue Growth with 5% YoY Gross Margin Improvement

Institute, WV / ACCESSWIRE / April 1, 2019 / GlyEco, Inc. ("GlyEco" or the "Company") (OTC Pink: GLYE), a developer, manufacturer and distributor of performance fluids for the automotive, commercial and industrial markets, announced today the following financial results for the full year ended December 31, 2018. The Company completed the sale of its assets related to its consumer segment effective January 11th, 2019. The following results reflect the continuing operations of the Company which has previously been referred to as the Industrial Segment:

	Full Year ended Dec 31,
	2018	2017

Net Sales	$6,457,484	$5,806,907
Gross profit	$1,285,179	$885,166
Total operating expenses	$3,946,139	$5,154,782
Loss from operations	$(2,660,960)	$(4,269,616)
Net loss from continuing operations	$(3,452,426)	$(5,078,281)
Net loss	$(5,313,936)	$(5,181,535)
Adjusted EBITDA from continuing operations	$(1,565,227)	$(2,330,947)

Full Year 2018 Highlights

●	Net revenues of $6.5 million were up 11% compared to $5.8 million for full-year 2017.

●	Total gross profit was $1,285,000, or 20% of revenues, compared to $885,000, or 15% of revenues, for 2017.

●	Adjusted EBITDA, a non-GAAP measure, was $(1,565,000) compared to $(2,331,000) for 2017.

2018 Financial Review

The Company reported total revenues increased by $650,000 or 11%, from $5,807,000 for full-year 2017 to $6,457,000 for full-year 2018. Sales growth was driven by increasing capacity utilization at the WV ethylene glycol plant which grew net revenues by $401,000 or 11% YoY and by the WEBA division which grew sales of chemical additives by $249,000 or 11% YoY. Total sales of $3,929,000 at the WV facility for 2018 included $59,000 in sales of finished anti-freeze from the newly-operational blending facility. This facility came online in October 2018 and with be a primary engine for sales growth, along with the ethylene-glycol plant and the WEBA operation, going forward.

The Company reported total gross profit increased from $885,000, representing a 15% gross margin, in 2017 to $1,285,000, representing a 20% gross margin, in 2018. The increase in gross margin was driven by scaling operations at the WV plant through increased production and sales volumes. The facility remains well below its operational capacity with fixed costs comprising a large portion of overall production costs. We expect fixed costs per unit to reduce significantly as we increase production throughout 2019.

The Company reported operating expenses decreased from $5,155,000 to $3,946,000, for 2018. We expect to significantly reduce operating expenses throughout 2019 to better match the level of corporate overhead with the remaining business operations.

The Company reported a net loss of $3,452,000 for 2018, compared to a net loss of $5,078,000 for 2017.

The Company reported adjusted EBITDA of $(1,565,000) in 2018, compared to $(2,331,000) for 2017. Both figures reflect only continuing operations entering 2019.

Business Update

The Company executed the sale of its consumer segment assets effective January 11th, 2019. In doing so, the Company exited the business of retail distribution of antifreeze via route delivery trucks. This divestment will allow the company to focus on the remaining business units including the ethylene glycol plant in WV, the finished-fluids blending facility and the WEBA additive operation. The resulting company is designed around true vertical-integration with the ability to meet the full needs of a large-scale, industrial customer. Going forward, the company will report as a single segment with two highly-integrated subdivisions; Commodity Chemicals and Finished Performance Fluids. In addition to external customer sales, the WV glycol plant and WEBA additives subsidiary will supply the blending facility with raw materials to create more-profitable, downstream finished fluids. The new blending facility provides the Company with capacity to blend up to 6 million gallons of finished antifreeze per year to meet the needs of large customers.

“The sale of the consumer segment assets marks the completion of a strategic shift for our company that was over a year in the making. Our focus moving forward is on maximizing the value of our production assets, including the West Virginia glycol plant, WEBA additive business and new high-capacity blending facility. The new company structure allows us to offer a full range of glycol-based products on an industrial scale which will facilitate large strategic partnerships in the weeks and months to come.” said Mr. Geib, President and Chief Executive Officer.

About GlyEco, Inc.

GlyEco, Inc. is a chemical company focused on technology development and manufacturing of coolants, additives, and related performance fluids. We serve and support the automotive, heavy-duty, and industrial markets with an unwavering commitment to customer service and quality. GlyEco Inc., located in Institute, West Virginia, is a vertically integrated company which manufactures ethylene glycol, additives, and finished fluids. Maintaining control over all core ingredients of its glycol-based performance fluids, and directly managing all aspects of the manufacturing process allows GlyEco Inc. to offer our customers the highest value with competitive costs.

For further information, please visit: http://www.glyeco.com

To assist investors and other interested parties in staying informed about GlyEco, the Company distributes, by e-mail, press releases and other information. To be added to the Company distribution list, please contact us at info@glyeco.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue," or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as required by federal securities laws.

Contact:

GlyEco, Inc.

Brian Gelman

Corporate EVP and Chief Financial Officer

bgelman@glyeco.com

866-960-1539

SOURCE: GlyEco, Inc.

GLYECO, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2018 and 2017

	December 31,	December 31,
	2018	2017

ASSETS
Current Assets
Cash	$237,648	$111,302
Cash – restricted	—	6,642
Accounts receivable, net	215,336	731,439
Prepaid expenses	137,067	336,648
Inventories	238,895	270,409
Current assets from discontinued operations	1,760,100	1,132,956
Total current assets	2,589,618	2,589,396

Property, plant and equipment, net	2,562,618	2,478,380

Other Assets
Deposits	49,081	396,646
Goodwill	2,937,288	2,937,288
Other intangible assets, net	1,721,000	2,146,279
Noncurrent assets from discontinued operations	—	2,465,045
Total other assets	4,707,369	7,945,258

Total assets	$9,859,033	$13,013,034

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$2,845,856	$2,446,693
Customer deposits	274,103	—
Contingent acquisition consideration	815,670	1,509,755
Notes payable – current portion, net of debt discount	2,080,071	232,267
Capital lease obligations – current portion	494,131	377,220
Current liabilities from discontinued operations	586,019	539,980
Total current liabilities	7,095,850	5,105,915

Non-Current Liabilities
Notes payable – non current portion	2,783,744	2,779,126
Capital lease obligations – non current portion	749,992	1,085,985
Noncurrent liabilities from discontinued operations	—	174,505
Total non-current liabilities	3,533,736	4,039,616

Total liabilities	10,629,586	9,145,531

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Preferred stock: 40,000,000 shares authorized; $0.0001 par value; no shares issued and outstanding as of December 31, 2018 and 2017	—	—
Common stock: 300,000,000 shares authorized; $0.0001 par value; 1,358,597 and 1,322,264 shares issued and outstanding as of December 31, 2018 and 2017, respectively	136	132
Additional paid-in capital	46,539,845	45,863,969
Accumulated deficit	(47,310,534)	(41,996,598)
Total stockholders’ equity (deficit)	(770,553)	3,867,503

Total liabilities and stockholders’ equity (deficit)	$9,859,033	$13,013,034

GLYECO, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the years ended December 31, 2018 and 2017

	Years Ended December 31,
	2018	2017

Net sales	$6,457,484	$5,806,907
Cost of goods sold	5,172,305	4,921,741
Gross profit	1,285,179	885,166

Operating expenses:
Consulting fees	94,292	415,516
Share-based compensation	376,500	523,613
Salaries and wages	1,931,371	1,617,168
Legal and professional	874,728	795,835
Tank remediation	—	780,000
General and administrative	669,248	1,022,650
Total operating expenses	3,946,139	5,154,782

Loss from operations	(2,660,960)	(4,269,616)

Other expenses:
Loss on debt extinguishment	—	146,564
Interest expense	778,360	662,052
Total other expense, net	778,360	808,616

Loss from continuing operations before provision for income taxes	(3,439,320)	(5,078,232)

Provision for income taxes	13,106	49

Net loss from continuing operations	(3,452,426)	(5,078,281)

Loss from discontinued operations, net of income taxes	(1,861,510)	(103,254)

Net loss	$(5,313,936)	$(5,181,535)

Basic and diluted loss per share from continuing operations	$(2.58)	$(4.46)
Basic and diluted loss per share from discontinued operations	$(1.39)	$(0.09)
Basic and diluted loss per share	$(3.97)	$(4.55)
Weighted average number of common shares outstanding- basic and diluted	1,339,238	1,137,696

GLYECO, INC. AND SUBSIDIARIES

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (non-GAAP)

For the years ended December 31, 2018 and 2017

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	As Reported
	Years Ended December 31,
	2018	2017
Net loss from continuing operations	$(3,452,426)	$(5,078,281)

Interest expense	778,360	662,052
Loss on debt extinguishment	—	146,564
Tank remediation (1)	—	780,000
Provision for income taxes	13,106	49
Depreciation and amortization	719,233	635,056
Share-based compensation	376,500	523,613
Adjusted EBITDA	$(1,565,227)	$(2,330,947)

(1)	This is an expense related to estimated equipment remediation efforts to comply with new West Virginia regulations.

Presented above is the non-GAAP financial measure representing earnings before interest, taxes, depreciation, amortization and stock compensation (which we refer to as “Adjusted EBITDA”) and the reconciliations of Adjusted EBITDA to net loss. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for, net income (loss) and cash flows from operations calculated in accordance with GAAP.

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income (loss) and cash flows from operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to many of our employees in order to evaluate our Company’s performance. Further, we believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results and helps investors make comparisons between our company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income (loss), as well as trends in those items.